Exhibit 99.1

News Release Contact: Michael Stivala President P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. to Hold

Fiscal 2014 Third Quarter Results Conference Call

Whippany, New Jersey, July 24, 2014 — Suburban Propane Partners, L.P. (NYSE:SPH), a nationwide distributor of propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity, announced today that it has scheduled its Fiscal 2014 Third Quarter Results Conference Call for Thursday, August 7, 2014 at 9:00 AM Eastern Time.

Analysts, investors and other interested parties are invited to listen to management’s discussion of Fiscal 2014 Third Quarter Results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:

Phone #: (866) 861-5389

Ask for: Suburban Propane Fiscal Year 2014 Third Quarter Results Conference Call.

In addition, a replay of the conference call will be available from 11:00 AM Eastern Time, Thursday, August 7, 2014 until 11:59 PM Eastern Time, Friday, August 8, 2014 and can be accessed by dialing (800) 475-6701, Access Code 332298. The replay will also be available via Suburban’s web site until Thursday, August 14, 2014.

Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1.2 million residential, commercial, industrial and agricultural customers through more than 750 locations in 41 states.

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